SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 27, 2006

724 Solutions Inc.

(Exact Name of Registrant as Specified in Charter)

Canada	000-31146	Inapplicable

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer ID Number)

1221 State Street, Suite 200, Santa Barbara, CA 93101

(Address of principal executive offices)

Registrant’s telephone number, including area code: (805) 884-8308

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 425 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

          On February 28, 2006, 724 Solutions Inc. issued a press release announcing that it had received a proposal from Austin Ventures to acquire all of the outstanding shares of 724 Solutions Inc. not owned by Austin Ventures for cash consideration of US $3.07 per common share, and that a Special Committee of the board of directors of 724 Solutions Inc., composed entirely of directors who are independent of management and Austin Ventures and which had previously been constituted to consider potential value enhancing strategic transactions for shareholders, would review and consider the proposal and respond in due course.   A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.  A copy of the Austin Ventures proposal is attached as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

99.1	Press Release, dated February 28, 2006
99.2	Austin Ventures Proposal, dated February 27, 2006

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

724 SOLUTIONS INC.

	By:	/s/ Stephen Morrison

	Name:	Stephen Morrison
	Title:	Chief Financial Officer and Senior Vice President, Corporate Services
Dated: February 28, 2006

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